UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2006

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27488	94-3136539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Experimental Station, Route 141 & Henry Clay Road, Building E336 Wilmington, DE		19880
(Address of principal executive offices)		(Zip Code)

(302) 498-6700

 (Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS.

On April 3, 2006, Incyte Corporation (“Incyte”) announced publicly its decision to discontinue the development of dexelvucitabine, or DFC (formerly known as ReversetTM), a nucleoside analog reverse transcriptase inhibitor, or NRTI, that was being developed as a once-a day oral therapy for use in combination with other antiviral drugs for patients with HIV infections.  This decision was due to a recently observed increase in the frequency of grade 4 hyperlipasemia in patients receiving 200 mg DFC without 3TC or FTC, currently approved NRTIs.  The increased incidence of grade 4 hyperlipasemia was observed in Study 901, the long-term extension of Incyte’s first Phase IIb trial (Study 203).  Hyperlipasemia is a marker of pancreatic inflammation.

Study 901 included patients taking 100 mg or 200 mg DFC, with or without 3TC or FTC.  As in Study 203 itself, approximately 70% of patients in Study 901 were on 3TC or FTC containing regimens.  After the results of Study 203 became available demonstrating improved DFC efficacy in the absence of 3TC or FTC, over time, a fraction of Study 901 patients previously on 3TC or FTC were transitioned to regimens without 3TC or FTC.  As this component of the patient safety database has expanded, Incyte observed that the frequency of grade 4 hyperlipasemia in patients taking 200 mg DFC without 3TC or FTC is, in Incyte’s view, unacceptably high.

Based on these observations, Incyte announced that it believes it is in the best interests of patients to discontinue development of DFC and has decided to stop enrollment of the recently initiated Phase IIb trial (Study 204).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 3, 2006

INCYTE CORPORATION

By:	/s/ Patricia A. Schreck
Patricia A. Schreck
Executive Vice President and
General Counsel

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